UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report
(Date of earliest event reported)
September 25, 2007
Luminent Mortgage Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-31828	06-1694835

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 California Street, Suite 1350 San Francisco, California	94111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (415) 217-4500

N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE
     Luminent Mortgage Capital, Inc. (“our,” “we” or “us”) is providing information about its on-going business based on the events described in this Form 8-K Report.
Background
     Subsequent to June 30, 2007, a number of material and adverse changes in the availability of financing for prime quality mortgage-related securities occurred and traditional lenders to the mortgage industry substantially reduced and, in some cases, eliminated debt financing to the industry. Consequently, we simultaneously experienced a significant increase in margin calls from our repurchase agreement counterparties and a decrease in the amount of financing our lenders would provide on given amounts of collateral, resulting in an unanticipated rapid and significant loss of liquidity.
     Since August 6, 2007, we have publicly reported defaults under our master repurchase agreements, a default on our convertible senior notes, a program default on our asset-backed commercial paper, the suspension of dividends to our stockholders and the filing of various law suits against us. We have also incurred significant losses and expenses arising from these events that we are in the process of calculating and will report in our Form 10-Q Report for the quarter ended September 30, 2007.
Our Actions
     We have completed several actions that are reported in this Form 8-K Report as steps that we believe will enhance our ability to conduct an ordinary course of business that includes investing in mortgage-related securities. The principal actions we have completed are as follows:
•	We have completed the sale of assets financed by our asset-backed commercial paper program, and we no longer have any outstanding commercial paper liabilities under our asset-backed commercial paper program.
•	We have repaid all of our warehouse lines of credit that were used to finance whole loan purchases, and we have no balances currently outstanding under our warehouse lines of credit.
•	We have either paid in full or negotiated settlement agreements for all but less than $25.0 million of disputed repurchase agreement liabilities.
•	We expect to cure the events of default with respect to our convertible senior debt upon delivery of an officer’s certificate to the trustee.

(i)

•	We have entered into an amended and restated definitive credit agreement with Arco Capital Corporation Ltd., or Arco, that provides us with a revolving liquidity line of credit of up to $60.0 million to be used to stabilize existing repurchase agreements, to meet financing maturities and to provide working capital.
•	Arco has also provided a limited guarantee with regard to possible future excess margin deficit payments through the remainder of 2007 to support repurchase obligations we entered into as part of clearing our commercial paper liabilities.
•	We have reduced expenses by downsizing our work force, and we plan to close our San Francisco office by December 31, 2007.
     We make reference to “Risk Factors” in our Form 10-K Report for the year ended December 31, 2006 and in our Form 10-Q Report for the quarter ended June 30, 2007.

(ii)

     Item 1.01.     Entry into Material Definitive Agreement.
     On September 26, 2007, we entered into a definitive credit agreement with Arco, which amended and restated our August 21, 2007 credit facility, or interim credit agreement, with Arco. The definitive credit agreement provides for a revolving credit facility in the amount of the lesser of up to $60.0 million or 85% of eligible asset values as defined in the definitive credit agreement. Existing loans of approximately $33.3 million under the interim credit agreement were combined with an additional borrowing of $10.0 million on the closing date for an aggregate principal amount outstanding of $43.3 million. The maturity date under the definitive credit agreement is September 26, 2012 or such earlier termination of the commitments as is provided in the definitive credit agreement. We may make voluntary prepayments and may become obligated to make mandatory prepayments under certain circumstances. Total availability under the definitive credit agreement will also be reduced by the amount of specified master repurchase agreement obligations between us or any of our subsidiaries as sellers and Arco and any affiliates or counterparties arranged by Arco as buyers in excess of the approximately $64.9 million in such obligations entered into as of August 14, 2007. Approximately $11 million in such additional repurchase agreement obligations existed as of the closing of the definitive credit agreement.
     Interest on the loans made under the definitive credit agreement is payable at a rate equal to the sum of one-month LIBOR plus a margin. The applicable margin is 400 basis points for loans outstanding up to $20.0 million, 425 basis points for loans outstanding in excess of $20.0 million up to $40.0 million and 450 basis points for loans outstanding in excess of $40.0 million. We are obligated to pay a commitment fee quarterly at an annual rate of 0.5% of the daily average undrawn portion of the commitment under the definitive credit agreement. We may reduce or cancel the undrawn portion of the commitment as long as the reduction is at least $5 million or whole multiples of $500,000 in excess of that amount.
     Arco may from time-to-time, in its sole discretion upon our request, provide guarantees or other direct or contingent credit support in respect of our obligations, which would constitute borrowings under the definitive credit agreement. For example, Arco has provided a limited guarantee with regard to possible future margin payments through the remainder of 2007 to support repurchase obligations we entered into as part of clearing our commercial paper liabilities. Any amounts Arco funds under that limited guarantee would constitute borrowings under the definitive credit agreement.
     We have agreed to indemnify Arco against losses that Arco may incur under circumstances specified in the definitive credit agreement. The definitive credit agreement contains certain affirmative covenants and subjects us to certain negative covenants, including:
•	prohibitions on making certain investments;

•	incurring liens on any of our assets or revenues, except for pre-existing liens;
•	creating certain other indebtedness;
•	entering into any plan of merger, consolidation or liquidation;
•	amending our charter or by-laws or changing our fiscal year;
•	making certain restricted payments such as dividends or other distributions on our capital stock, with certain exceptions;
•	making changes to the nature of our business;
•	entering into transactions with affiliates;
•	entering into certain contractual obligations;
•	using proceeds of any loan under the definitive credit agreement to purchase margin stock;
•	entering into any sale and leaseback transaction; or
•	permitting our fixed charge coverage ratio, as defined in the definitive credit agreement for the twelve-month period ending on the last day of any fiscal quarter to be less than (a) 0.85 : 1.0 at September 30, 3007 and December 31, 2007, (b) 1.0 : 1.0 for any fiscal quarter with an end date from March 31, 2008 through December 31, 2008 and (c) 1.2 : 1.0 for all fiscal quarters thereafter.
     Upon an event of default, as specified in the definitive credit agreement, Arco may declare the commitment terminated, declare all or any portion of the unpaid principal amount of outstanding loans due and payable and exercise all rights and remedies available under the definitive credit agreement and related documents described below. One specified event of default would occur if we were to undergo a “change of control” as defined in the definitive credit agreement.
     Repayment of the loans under the definitive credit agreement is collateralized by a security interest in property owned by us or certain of our affiliates, and the loans are guaranteed by certain of our affiliates, pursuant to the terms of the amended and restated security and pledge agreement and the amended and restated subsidiary guarantee agreement. For more information regarding the terms of these agreements, see the definitive credit agreement, the amended and restated pledge agreement and the amended and restated subsidiary guarantee agreement which are filed as exhibits to this Form 8-K report and incorporated by reference into this Item 1.01.

     We previously reported that we had entered into a warrant agreement with Arco, pursuant to which we issued warrants to Arco that entitle Arco to purchase up to a 49% voting interest and a 51% economic interest in us on a fully diluted basis at an exercise price of $0.18 per common share, exercisable for a five-year period beginning August 30, 2007. Arco subsequently transferred the warrants to its wholly owned subsidiary, Arco LUM Holdings Ltd. For more information regarding the warrants, see our Form 8-K report filed with the SEC on August 22, 2007, which is incorporated by reference into this Item 1.01.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.
     We incorporate by reference in this Item 2.03 the disclosure in Item 1.01 of this Form 8-K report.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On September 26, 2007, our board of directors increased the number of our directors from eight directors to nine directors in three classes of three members each, and, on a seriatim basis, accepted the resignations of three of our directors and appointed new directors. Our board of directors appointed Jay Johnston as a Class II director, Francesco Piovanetti as a Class II director, Zachary H. Pashel as a Class I director and Craig Cohen as a Class III director and accepted the resignations of Gail P. Seneca as Chairman of the Board and as a Class II director, Leonard Auerbach as a Class II director and Donald H. Putnam as a Class III director. Our board of directors also appointed Craig Cohen as Chairman of the Board.
     Certain information regarding our new directors is as follows:
•	Mr. Johnston, age 46, has served as the chairman and chief executive officer of Arco since September 13, 2006 and the chief executive officer of Arco’s manager since August 4, 2006. Since September 1999, Mr. Johnston has been the co-managing partner of Gramercy Advisors LLC, or Gramercy, where he has co-managed the portfolio investments of the GEMF and other accounts managed by Gramercy. Prior to joining Gramercy, Mr. Johnston was managing director and head of emerging markets fixed income sales at Deutsche Bank Securities, Inc. from 1998 to 1999, where he was responsible for a 13-person sales group. From 1996 to 1998, Mr. Johnston was a senior vice president at Lehman Brothers in the Emerging Markets Group. From 1984 to 1996, Mr. Johnston worked in institutional fixed income, emerging market and high yield sales at a variety of institutions including ING Baring Securities, Inc., Oppenheimer & Company, Inc. and Dean Witter Reynolds, Inc. From 1983 to 1984, Mr. Johnston was a portfolio manager at Patterson Capital Corporation responsible for managing a $1.3 billion portfolio of mortgage-backed securities for a variety of U.S. savings and loans.

•	Mr. Cohen, age 46, has served as one of Arco’s directors since September 29, 2006. He co-founded Proprietary Capital LLC, a mortgage securities hedge fund manager based in Denver, Colorado, in 1997 where he has been managing partner since such time. At Proprietary Capital LLC, Mr. Cohen is responsible for portfolio management and prepayment modeling and forecasting of the firm’s mortgage-related portfolios, most notably the Lynx Fund I, the firm’s flagship hedge fund. Prior to his work at Proprietary Capital LLC, Mr. Cohen was a senior vice president at Oppenheimer & Co. in Los Angeles from 1990 to 1995, where he was responsible for managing fixed-income portfolios for the firm’s corporate clients. From 1985 to 1989, Mr. Cohen was a mortgage-related securities salesman for Dean Witter Reynolds, advising and effecting transactions in mortgage securities with large institutional mortgage investors. Throughout his career, Mr. Cohen has focused his efforts on uncovering non-traditional approaches to improving risk-adjusted performance for fixed-income investors. Mr. Cohen is a frequent lecturer at investment conferences, speaking on topics such as non-traditional rebalancing disciplines, utilizing volatility to enhance portfolio returns, absolute return vs. relative return fixed-income investing and interviewing hedge fund managers. He is a member of the Board of Directors of the University of Florida Investment Management Company, the management company for the University of Florida Foundation’s $1 billion Endowment Fund.
•	Mr. Piovanetti, age 32, has served as Arco’s president, chief operating officer and one of Arco’s directors since September 13, 2006 and as the president of Arco’s manager since August 4, 2006. Mr. Piovanetti has more than 12 years of experience working in various areas of corporate finance, capital markets and investment banking. Since 2003, Mr. Piovanetti has been a managing director for asset sourcing at Gramercy. Prior to joining Gramercy, from 1997 to 2003, Mr. Piovanetti was employed as an analyst and later as an associate, a vice president and then as a director at Deutsche Bank in its Structured Capital Markets Group, which executed proprietary and client arbitrage transactions. From 1995 to 1997, he was a senior analyst in Deloitte & Touche LLP’s Corporate Finance Group where he consulted in the areas of commercial lending, mergers and acquisitions, management buyouts, capital sourcing and valuation services.
•	Mr. Pashel, age 35, is currently an executive vice president and head of structured finance of The Chotin Group Corporation overseeing its asset management business. The Chotin Group Corporation currently manages approximately $6 billion of structured product assets, primarily focused on residential mortgage credit and collateralized debt obligations. From 1997 through 2003, Mr. Pashel was a principal at Deson & Co. and Greyrock Capital Partners, both groups specializing in middle market private equity and M&A advisory services.

     On September 25, 2007, our wholly owned subsidiary, Proserpine, LLC, entered into a retention and separation agreement with Ronald Viera, our Senior Vice President and Chief Risk Officer. Pursuant to the retention and separation agreement, Mr. Viera ceased to be one of our executive officers as of September 30, 2007 and his employment relationship with us will terminate on December 31, 2007. Under the agreement, Mr. Viera will receive his regular salary and a 2007 target bonus of $285,000 less applicable withholding paid in equal amounts with his final six paychecks beginning October 15, 2007 and ending on December 31, 2007. A copy of the retention and separation agreement is filed as an exhibit to this Form 8-K Report and is incorporated herein by reference.
     On September 28, 2007, Proserpine, LLC entered into a separation agreement with Eleanor Cornfeld Melton, our Senior Vice President and Chief Credit Officer. Pursuant to the separation agreement, Ms. Melton will receive her regular salary ending on December 31, 2007. Ms. Melton’s employment and her position as our Senior Vice President and Chief Credit Officer ended effective September 30, 2007. We also entered into a consulting agreement with Ms. Melton on September 28, 2007. We paid her a retainer fee of $2,000 for entering into the consulting agreement with us, and we will pay her $200 per hour for services that we mutually agree upon. Copies of the separation agreement and the consulting agreement are filed as exhibits to this Form 8-K Report and are incorporated herein by reference.
     Item 7.01.     Regulation FD Disclosure.
     On October 1, 2007, we issued a press release that contains information about our curing of various events of default with respect to our indebtedness. A copy of that press release is furnished as Exhibit 99.1 to this Form 8-K Report.
     Item 8.01.     Other Events.
     We incorporate by reference in this Item 8.01 the information set forth in the Introductory Note to this Form 8-K report.

Item 9.01.      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

10.1	Amended and Restated Credit Agreement dated as of September 26, 2007 between Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.

10.2	Amended and Restated Security and Pledge Agreement dated as of September 26, 2007 among Luminent Mortgage Capital, Inc., the subsidiaries of the borrower parties thereto and Arco Capital Corporation Ltd.

10.3	Amended and Restated Subsidiary Guarantee Agreement dated as of September 26, 2007 among the subsidiaries listed on Schedule I thereto of Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.

10.4	Retention and Separation Agreement dated September 25, 2007 between Proserpine, LLC and Ronald Viera.

10.5	Separation Agreement dated September 28, 2007 between Proserpine, LLC and Eleanor Cornfeld Melton.

10.6	Consulting Agreement dated September 28, 2007 between Luminent Mortgage Capital, Inc. and Eleanor Cornfeld Melton.

99.1	Press Release dated October 1, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMINENT MORTGAGE CAPITAL, INC.
By:	/s/ Christopher J. Zyda
Christopher J. Zyda,
Senior Vice President and Chief Financial Officer

Date: October 1, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Amended and Restated Credit Agreement dated as of September 26, 2007 between Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.

10.2	Amended and Restated Security and Pledge Agreement dated as of September 26, 2007 among Luminent Mortgage Capital, Inc., the subsidiaries of the borrower parties thereto and Arco Capital Corporation Ltd.

10.3	Amended and Restated Subsidiary Guarantee Agreement dated as of September 26, 2007 among the subsidiaries listed on Schedule I thereto of Luminent Mortgage Capital, Inc. and Arco Capital Corporation Ltd.

10.4	Retention and Separation Agreement dated September 25, 2007 between Proserpine, LLC and Ronald Viera.

10.5	Separation Agreement dated September 28, 2007 between Proserpine, LLC and Eleanor Cornfeld Melton.

10.6	Consulting Agreement dated September 28, 2007 between Luminent Mortgage Capital, Inc. and Eleanor Cornfeld Melton.

99.1	Press Release dated October 1, 2007.